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                                                                   Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 20, 1995 included in Transco Energy Company's Annual Report on Form 10-K for the year ended December 31, 1994. It should be noted that we have not audited any financial statements of Transco Energy Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.




                                                            ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 1995